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                                                                    EXHIBIT 4(b)

                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                  CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)
                                    AS LENDER

                                       AND

                           RAYBESTOS PRODUCTS COMPANY
                      RAYTECH AUTOMOTIVE COMPONENTS COMPANY
                          AUTOMOTIVE COMPOSITES COMPANY

                                  AS BORROWERS

                            DATED: SEPTEMBER 28, 2000

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                                TABLE OF CONTENTS

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                                                                                                               Page
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
1.    DEFINITIONS............................................................................................     5

2.    CREDIT FACILITIES......................................................................................    14

     2.1  Revolving Loans....................................................................................    14
     2.2  Intentionally Omitted..............................................................................    14
     2.3  Term Loan..........................................................................................    15
     2.4  Availability Reserves..............................................................................    15
     2.5  Appointment of RPC as Lead Borrower................................................................    15

3.    INTEREST AND FEES......................................................................................    15

     3.1  Interest...........................................................................................    15
     3.2  Closing Fee........................................................................................    17
     3.3  Intentionally Omitted..............................................................................    17
     3.4  Servicing Fee......................................................................................    17
     3.5  Unused Line Fee....................................................................................    17
     3.6  Changes in Laws and Increased Costs of Loans.......................................................    17

4.    CONDITIONS PRECEDENT...................................................................................    18

     4.1  Conditions Precedent to Initial Loans..............................................................    18
     4.2  Conditions Precedent to All Loans..................................................................    19

5.    GRANT OF SECURITY INTEREST.............................................................................    20

6.    COLLECTION AND ADMINISTRATION..........................................................................    21

     6.1  Borrowers' Loan Account(s).........................................................................    21
     6.2  Statements.........................................................................................    21
     6.3  Collection of Accounts.............................................................................    21
     6.4  Payments...........................................................................................    22
     6.5  Authorization to Make Loans........................................................................    22
     6.6  Use of Proceeds....................................................................................    23

7.    COLLATERAL REPORTING AND COVENANTS.....................................................................    20

     7.1  Collateral Reporting...............................................................................    20
     7.2  Accounts Covenants.................................................................................    23
     7.3  Inventory Covenants................................................................................    22
     7.4  Equipment Covenants................................................................................    26
     7.5  Power of Attorney..................................................................................    23
     7.6  Right to Cure......................................................................................    27
     7.7  Access to Premises.................................................................................    24

8.    REPRESENTATIONS AND WARRANTIES.........................................................................    27

     8.1  Corporate Existence, Power and Authority; Subsidiaries.............................................    27
     8.2  Financial Statements; No Material Adverse Change...................................................    28
     8.3  Chief Executive Office; Collateral Locations.......................................................    25

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
     8.4  Priority of Liens; Title to Properties.............................................................    25
     8.5  Tax Returns........................................................................................    28
     8.6  Litigation.........................................................................................    29
     8.7  Compliance with Other Agreements and Applicable Laws...............................................    26
     8.8  Bank Accounts......................................................................................    26
     8.9  Accuracy and Completeness of Information...........................................................    26
     8.10  Employee Benefits.................................................................................    29
     8.11  Environmental Compliance..........................................................................    27
     8.12  Interdependant Businesses and Operations..........................................................    31
     8.13  Reorganization Plan ..............................................................................    28
     8.14  Survival of Warranties; Cumulative................................................................    28

9.    AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................    31

     9.1  Maintenance of Existence...........................................................................    31
     9.2  New Collateral Locations...........................................................................    32
     9.3  Compliance with Laws, Regulations, Etc.............................................................    29
     9.4  Payment of Taxes and Claims........................................................................    30
     9.5  Insurance..........................................................................................    30
     9.6  Financial Statements and Other Information.........................................................    31
     9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc............................................    32
     9.8  Encumbrances.......................................................................................    32
     9.9  Indebtedness.......................................................................................    33
     9.10  Loans, Investments, Guarantees, Etc...............................................................    33
     9.11  Dividends and Redemptions.........................................................................    37
     9.12  Transactions with Affiliates......................................................................    34
     9.13  Additional Bank Accounts..........................................................................    34
     9.14  Minimum Availability..............................................................................    34
     9.15  Minimum EBIDTA....................................................................................    34
     9.16  Costs and Expenses................................................................................    35
     9.17   Compliance with ERISA............................................................................    35
     9.18  Further Assurances................................................................................    36

10.   EVENTS OF DEFAULT AND REMEDIES.........................................................................    36

     10.1  Events of Default.................................................................................    36
     10.2  Remedies..........................................................................................    38

11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW...........................................    39

     11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.............................    39
     11.2  Waiver of Notices.................................................................................    41
     11.3  Amendments and Waivers............................................................................    41
     11.4  Waiver of Counterclaims...........................................................................    41
     11.5  Indemnification...................................................................................    41
     11.6  Waiver of Right to Prejudgment Remedy Notice and Hearing..........................................    42

12.   TERM OF AGREEMENT; MISCELLANEOUS.......................................................................    42

     12.1  Term..............................................................................................    42
     12.2  Notices...........................................................................................    44

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
     12.3  Partial Invalidity................................................................................    44
     12.4  Successors........................................................................................    44
     12.5  Joint and Several Liability.......................................................................    44
     12.6  Suretyship Waivers and Consents...................................................................    44
     12.7  Contribution Agreement............................................................................    47
     12.8  Entire Agreement..................................................................................    47

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

         Exhibit A                    Information Certificates

         Schedule 1.10                Account Debtors and Concentrations

         Schedule 8.4                 Existing Liens

         Schedule 8.8                 Bank Accounts

         Schedule 8.11                Environmental Matters

         Schedule 9.9                 Existing Indebtedness

         Schedule 9.10                Existing Loans, Advances and Guarantees

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated September 28, 2000 is entered into by and between Congress Financial Corporation (New England), a Massachusetts corporation ("Lender") and Raybestos Products Company, a Delaware corporation ("RPC"), Raytech Automotive Components Company, a Michigan corporation ("RACC"), and Automotive Composites Company, a Delaware corporation ("ACC", and together with RPC and RACC, the "Borrowers", and each, individually, a "Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

                  1.1 "Accounts" shall mean all present and future rights of a Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

                  1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next

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         one-sixteenth (1/16) of one (1%) percent) determined by dividing (a)
         the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between:
         (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

                  1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
         (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

                  1.5 "Blocked Accounts" shall have the meaning set forth in
         Section 6.3 hereof.

                  1.6. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the Commonwealth of Pennsylvania or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings on dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

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                  1.7 "Change in Control" shall mean, at any time, that any
         Person, together with the affiliates and associates of such Person within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall acquire beneficial ownership within the meaning of Rule 13d of the Exchange Act of more than thirty (30%) percent of the voting stock or total equity of such Person, or if a change in the Board of Directors of such Person occurs in which the individuals who constituted the Board of Directors at the beginning of the two (2) year period immediately preceding such change (together with any other director whose election by the Board of Directors was approved by at least two-thirds of the directors then in office at the beginning of such period) cease for any reason to constitute a majority of the directors of such Person then in office; provided, however, that the issuance of securities of the Parent to the Raytech Corporation Asbestos Personal Injury Settlement Trust ( the "Trust") pursuant to the Parent Reorganization Plan shall not be deemed to be a Change of Control with respect to the Parent.

                  1.8 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

                  1.9 "Collateral" shall have the meaning set forth in Section 5 hereof.

                  1.10 "EBIDTA" shall mean for a Person for any period earnings (exclusive of extraordinary and nonrecurring items) before items of interest, taxes, depreciation and amortization deducted in determining earnings, as determined in accordance with GAAP.

                  1.11 "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                       (a) such Accounts arise from the actual and bona fide sale and delivery of goods by a Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                       (b)      such Accounts are not unpaid more than sixty
         (60) days after the original due date thereof, but in any event are not unpaid more than ninety (90) days after the date of the original invoice for them;

                       (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

                       (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                       (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to a Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

                  (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

                  (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by a Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                  (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                  (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with a Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

                  (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

                  (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

                  (m) such Accounts of a single account debtor or its affiliates to any Borrower do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts or, for the

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account debtors listed in Schedule 1.10 hereto, the percentages set forth on
Schedule 1.10 (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts) due to such Borrower;

                  (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (o) such Accounts are owed by account debtors whose total indebtedness to any Borrower does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

                  (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.12 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of a Borrower and raw materials for such finished goods which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in any Borrower's business; (f) Inventory at premises other than those owned and controlled by a Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment; and (m) Inventory of ACC until such time as ACC has installed a fully operational perpetual Inventory system satisfactory to Lender. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.13 "Environmental Law" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any governmental authority: relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.14 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.15 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.16 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.17 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.18 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.19 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Lead Borrower.

         1.20 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to the lesser of: (i) the amount of the Revolving Loans available to Borrowers

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as of such time based on the applicable lending formulas multiplied by the Net
Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Revolver Ceiling (less the then outstanding principal amount of the Term Loan), minus the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loan), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrowers which are more than sixty (60) days past due as of such time, plus
(iii) the amount of checks issued by Borrowers to pay trade payables, but not yet sent and the book overdraft of Borrowers.

         1.21 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.22 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.14 and 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.23 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.24 "Information Certificate" shall mean the Information Certificates of Borrowers constituting Exhibit A hereto containing material information with respect to Borrowers, their business and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.25 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Lead Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Lead Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.26 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of zero (0%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one quarter (2.25%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Lead Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Lead Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Lead Borrower); provided, that, the Interest Rate shall mean the rate of three (3%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one quarter (5.25%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period
(i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against any Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.27 "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.28 "Investment Property" shall mean all of Borrowers' now owned and hereafter existing or acquired securities, financial assets, securities accounts, securities entitlements and all other investment property of whatsoever kind or nature, wherever located, including, without limitation, securities issued by any subsidiary of any Borrower.

         1.29 "Lead Borrower" shall mean RPC or such other Borrower as may be appointed the Lead Borrower under Section 2.5 hereof.

         1.30     "Loans" shall mean the Revolving Loans and the Term Loan.

         1.31     "Maximum Credit" shall mean the amount of $30,000,000.00.

         1.32 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.33 "Obligations" shall mean any and all Revolving Loans, the Term Loan, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.34 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

         1.35     "Parent" shall mean Raytech Corporation.

         1.36     "Payment Account" shall have the meaning set forth in Section
6.3 hereof.

         1.37 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.38 "Prime Rate" shall mean the rate announced by First Union National Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.39 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.40 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.41 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.42     "Revolver Ceiling" shall mean the amount of $25,000,000.00

         1.43 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.44 "Term Loan" shall mean the term loan made by Lender to Borrowers as provided for in Section 2.3 hereof.

         1.45 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

2.       CREDIT FACILITIES

                  2.1 Revolving Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Lead Borrower up to the amount equal to the lesser of the Revolver Ceiling or the sum of:

                  (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

                  (ii) the lesser of: (A) the sum of fifty (50%) percent of the Value of Eligible Inventory consisting of finished goods or (B) $5,000,000.00, plus (2) the lesser of : (I) fifty (50%) percent of the value of Eligible Inventory consisting of raw materials, or (II) $5,000,000.00; or (B) $10,000,000.00 (provided, however, that until such time as Lender has received an appraisal of Borrowers' Inventory in form, scope and methodology and from an appraiser satisfactory to Lender, the foregoing limit in this Section 2.1(a)(ii)(B) shall be $0), less

                  (iii)    any Availability Reserves.

                  (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Lead Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

                  (c) Except in Lender's discretion, the aggregate amount of the Loans outstanding at any time shall not exceed the Maximum Credit and the aggregate amount of the Revolving Loans outstanding at any time shall not exceed the Revolver Ceiling. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans, exceed the amounts available under the lending formulas, the Revolver Ceiling or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

                  2.2 Intentionally Omitted.

                  2.3 Term Loan. Lender is making a Term Loan to Borrowers in the original principal amount of $5,000,000.00. The Term Loan is (a) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by Borrowers to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements and (c) secured by all of the Collateral.

                  2.4 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

                  2.5 Appointment of RPC as Lead Borrower. Each Borrower hereby irrevocably appoints RPC, and RPC agrees to act under this Agreement, as the "Lead Borrower" to act as agent and representative of the Borrowers for all purposes under this Agreement, including requesting Loans, receiving the proceeds of Loans, selecting whether any Loan or portion thereof is to bear interest as a Prime Rate Loan or Eurodollar Rate Loan, providing notices, reports and certificates from the Borrowers, and receiving any notices and communications to the Borrowers from the Lender. Lender may rely, and shall be fully protected in relying, on any notice, reports, requests, information or other communication made or given by RPC whether in its own name, or on behalf of the Borrowers and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of RPC as to the binding effect thereof on all of the Borrowers. This appointment of RPC is irrevocable and shall continue in effect until the termination of the Agreement and the repayment of all Obligations as required herein except that Lender may terminate this appointment and select a replacement Lead Borrower or elect to proceed without a Lead Borrower at any time that an Event of Default or an event or condition which with notice or the passage of time or both might become an Event of Default has occurred and is continuing.

3.       INTEREST AND FEES

                  3.1 Interest.

                  (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                  (b) Lead Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Lead Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Lead Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of

Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Lead Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Lead Borrower from time to time for requests by Lead Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Lead Borrower shall not exceed the amount equal to (A) the principal amount of the Term Loan which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Lead Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Lead Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the then outstanding principal amount of the Term Loan plus the Revolving Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

                  3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $150,000.00, which shall be fully earned as of and payable on the date hereof.

                  3.3 Intentionally Omitted.

                  3.4 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $2,000.00 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

                  3.5 Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to three eighths (.375%) percent per annum calculated upon the amount by which the Revolver Ceiling exceeds the average daily principal balance of the outstanding Revolving Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

                  3.6 Changes in Laws and Increased Costs of Loans.

                  (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Lead Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan accounts of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                  (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan accounts of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

4. CONDITIONS PRECEDENT

                  4.1 Conditions Precedent to Initial Loans . Each of the following is a condition precedent to Lender making the initial Loans hereunder:

                  (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or any Obligor, as debtor and
(ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

                  (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                  (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (d) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                  (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of

Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

                  (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

                  (g) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $1,000,000.00 after giving effect to the initial Loans made or to be issued in connection with the initial transactions hereunder;

                  (h) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (i) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Lender may request; and

                  (j) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

                  4.2 Conditions Precedent to All Loans. Each of the following is an additional condition precedent to Lender making Loans to Borrowers, including the initial Loans and any future Loans:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto; and

                  (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.

5.       GRANT OF SECURITY INTEREST

         To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of each Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

                  5.1 Accounts;

                  5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

                  5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of each Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  5.4 Inventory;

                  5.5 Equipment;

                  5.6 Investment Property;

                  5.7 Records; and

                  5.8 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

6.       COLLECTION AND ADMINISTRATION

                  6.1 Borrowers' Loan Account(s). Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

                  6.2 Statements. Lender shall render to Lead Borrower each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Lead Borrower of any specific exceptions thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Lead Borrower a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

                  6.3 Collection of Accounts.

                  (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

                  (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account(s) on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account(s) on such day, and if not, then on the next business day.

                  (c) Each Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

                  6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                  6.5 Authorization to Make Loans. Lender is authorized to make the Loans based upon telephonic or other instructions received from anyone purporting to be an officer of Lead Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans hereunder shall specify the date on which the requested advance is to be made or (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Boston, Massachusetts time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of Lead Borrower or in accordance with the terms and conditions of this Agreement.

                  6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and
         (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

7.       COLLATERAL REPORTING AND COVENANTS

                  7.1 Collateral Reporting. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and
         (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower; (d) agings of accounts receivable on a weekly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

                  7.2 Accounts Covenants.

                  (a) Borrowers shall notify Lender promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrowers' knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $50,000.00. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (e) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which Borrowers now own or may at any time acquire immediately upon any Borrower's receipt thereof, except as Lender may otherwise agree.

                  (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

                  7.3 Inventory Covenants. With respect to the Inventory: (a) Borrowers shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) upon Lender's request, Borrowers shall, at Borrowers' expense, obtain an appraisal of the Inventory once a year, but at any time or times as Lender may request on or after an Event of Default, from an appraiser acceptable to Lender and in form, scope and methodology acceptable to Lender, (d) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of a Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (e) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (f) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the

         Inventory; (h) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory; (i) Borrowers shall keep the Inventory in good and marketable condition; (j) Borrowers shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval, and (k) ACC shall, within 120 s of the date hereof, have installed and made fully operational a perpetual inventory system satisfactory to Lender.

                  7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrowers shall, at their expense, once a year but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and
         (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

                  7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in any Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrowers' rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
         (vii) prepare, file and sign any Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor,
         (viii) notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Lender, and open and dispose of all mail addressed to any Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which any Borrower's mail is deposited,
         (iii) endorse
         each Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse each Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign each Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in each Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

                  7.6 Right to Cure. Lender may, at its option, (a) cure any default by any Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against any Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

                  7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Lead Borrower, or at any time and without notice to Lead Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

8.       REPRESENTATIONS AND WARRANTIES

         Each Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Lender to Borrowers:

                  8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on any Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificate.

                  8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers, Parent and each other Person referenced therein which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers, Parent and each other Person referenced therein as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any Borrower, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

                  8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and each Borrower's Records concerning Accounts are located only at the addresses set forth below and their only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

                  8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section
         9.8 hereof.

                  8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

                  8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrowers' knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower would result in any material adverse change in the assets, business or prospects of any Borrower or would impair the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

                  8.7 Compliance with Other Agreements and Applicable Laws. No Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrowers are in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

                  8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on
         Schedule 8.8 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.13 below.

                  8.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrowers in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of any Borrower, which has not been fully and accurately disclosed to Lender in writing.

                  8.10     Employee Benefits.

                  (a) No Borrower has engaged in any transaction in connection with which a Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

                  (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of Borrowers or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrowers or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

                  (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

                  (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                  (e) Neither Borrowers nor any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

                  8.11     Environmental Compliance.

                  (a) Except as set forth on Schedule 8.11 hereto, no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) Except as set forth on Schedule 8.11 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials.

                  (c) No Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrowers have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

                  8.12 Interdependant Businesses and Operations. Each of the Borrowers acknowledges and agrees that it acts interdependently with the other Borrower, relies upon the other Borrower in its operations and business and will derive substantial direct and indirect economic benefits from the Loans made and to be made hereunder by Lender.

                  8.13 Reorganization Plan. Parent has complied in all material respects with the Reorganization Plan of Raytech Corporation (the "Parent Reorganization Plan") in In re Raytech Corporation Chapter 11 Reorganization Case No. 5-89-00293 (AHWS) (the "Parent Case") and neither the execution and the delivery or performance of this Agreement and the Financing Agreements by the Borrowers require the approval of the Bankruptcy Court under the Case or will violate or be in contradiction of the Parent Reorganization Plan. An order confirming the Parent Reorganization Plan was duly entered on August 31, 2000 (the "Confirmation Order") and is valid, subsisting and continuing and there are no appeals or motions to amend, vacate, stay or rescind the Confirmation Order filed and the time to file such appeals has expired.

                  8.14 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

9.       AFFIRMATIVE AND NEGATIVE COVENANTS

                  9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrowers shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrowers shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of the Borrower changing its name providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

                  9.2 New Collateral Locations. Borrowers may open any new location within the continental United States provided Borrowers (a) give Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

                  9.3 Compliance with Laws, Regulations, Etc.

                  (a) Borrowers shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

                  (b) Borrowers shall establish and maintain, at their expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of their operations, which system shall include annual reviews of such compliance by employees or agents of Borrowers who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

                  (c) Borrowers shall give both oral and written notice to Lender immediately upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

                  (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrowers in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where

Borrowers' non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

                  (e) Each Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                  9.4 Payment of Taxes and Claims. Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                  9.5 Insurance. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

                  9.6      Financial Statements and Other Information.

                  (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Parent and its subsidiaries including each Borrower, (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its subsidiaries including each Borrower as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its subsidiaries including each Borrower as of the end of and for the fiscal year then ended.

                  (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrowers' business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Parent sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Parent files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all notices, filings, motions, orders, judgments and other documents relating to or arising out of the Parent Case or the Parent Reorganization Plan.

                  (e) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Lead Borrower to Lender in writing.

                  9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrowers shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with any Borrower, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrowers so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $100,000 for all such Equipment disposed of in any fiscal year of Borrowers), or
         (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

                  9.8 Encumbrances. Borrowers shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $100,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and
         (f) the security interests and liens set forth on Schedule 8.4 hereto.

                  9.9 Indebtedness. Borrowers shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrowers are contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrowers, and with respect to which adequate reserves have been set aside on its books;
         (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; and (d) the indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

                  9.10 Loans, Investments, Guarantees, Etc. Borrowers shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:
         (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of a Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments and (c) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by a Borrower or on its behalf, promptly after the receipt thereof, or sent by a Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

                  9.11 Dividends and Redemptions. Borrowers shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing: provided, however, that Borrowers may pay dividends to Parent from time to time for costs and expenses incurred by Parent in the ordinary course of business and in connection with the Parent Reorganization Plan so long as no Event of Default exists or has occurred and is continuing.

                  9.12 Transactions with Affiliates. Borrowers shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrowers except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

                  9.13 Additional Bank Accounts. Borrowers shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

                  9.14 Minimum Availability. Borrowers shall, at all times, maintain Excess Availability of not less than $3,000,000.00.

                  9.15 EBIDTA. Borrowers shall for each period set forth below, maintain EBIDTA of not less than the amounts provided for such periods:

                                Period                                             Amount
                                ------                                             ------
Fiscal quarter ended December 31, 2000 for the prior fiscal quarter             $  3,750,000

Fiscal quarter ended April 1, 2001 for the prior two fiscal quarters            $  7,500,000

Fiscal quarter ended July 1, 20011 for the prior three fiscal quarters          $ 11,250,000

Fiscal quarter ended September 30, 2001, for the prior four fiscal quarters     $ 15,000,000

Each fiscal quarter ending thereafter for the prior four fiscal quarters        $ 15,000,000

                  9.16 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

                  9.17     Compliance with ERISA.

                  (a) Borrowers shall not with respect to any "employee benefit plans" maintained by any Borrower or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan,
(iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

                  (b) As used in this Section 9.17, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

                  9.18 Further Assurances. At the request of Lender at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrowers hereby authorize Lender to execute and file one or more UCC financing statements signed only by Lender.

10.      EVENTS OF DEFAULT AND REMEDIES

                  10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrowers fail to pay when due any of the Obligations or (ii) Borrowers or any Obligor fail to perform any of the covenants contained in Sections 9.2, 9.3, 9.6, 9.13 and 9.17 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of any Borrower or any Obligor of any such covenant or (iii) Borrowers fail to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by Borrowers to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $50,000 in any one case or in excess of $100,000.00 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

                  (e) any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                  (f) any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty
(30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property; or

                  (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $100,000.00, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (j) any Change in Control of Parent or any change in the ownership of any Borrower or of any entity between Parent and Borrowers;

                  (k) the indictment or threatened indictment of any Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of any material property of any Borrower or such Obligor;

                  (l) there shall be a material adverse change in the business, assets or prospects of any Borrower or any Obligor after the date hereof; or

                  (m) there shall be an event of default under any of the other Financing Agreements.

                  10.2     Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or

(vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

                  (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice,
(i) cease making Loans or reduce the lending formulas or amounts of Revolving Loans available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by Lender to Borrowers.

                  (e) Borrowers acknowledge and agree that each and every Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Lender to exercise its rights and remedies hereunder. Borrowers acknowledge and agree that each such Event of Default has been a material inducement for Lender to enter into this Agreement and that Lender would be irreparably harmed if Lender, in any way, were unable to exercise its rights and remedies on the basis that certain Events of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment).

11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

                  11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

                  (b) Each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Suffolk County of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this

Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).

                  (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

                  (d) EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

                  11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrowers which Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

                  11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Lead Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

                  11.5 Indemnification. Each Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                  11.6 Waiver of Right to Prejudgment Remedy Notice and Hearing. Each Borrower hereby waives such rights as it may have to notice and/or hearing under any applicable federal or state laws pertaining to the exercise by Lender of such rights as the Lender may have regarding the right to seek prejudgment remedies and/or deprive Borrowers of or affect the use of or possession or enjoyment of Borrowers' property prior to the rendition of a final judgment against any Borrower. Each Borrower further waives any right it may have to require Lender to provide a bond or other security as a precondition to or in connection with any prejudgment remedy sought by Lender, and waives any objection to the issuance of such prejudgment remedy based on any offsets, claims, defenses or counterclaims to any action brought by the Lender.

12.      TERM OF AGREEMENT; MISCELLANEOUS

                  12.1     Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to the date four (4) years from the date hereof by giving Borrower notice at least sixty (60) days prior to the third anniversary of this Agreement. Lender or Borrowers (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Lead Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Boston, Massachusetts time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof and as a result of Lender's deferral of payment of fees that would be payable at the inception and during the term of this Agreement, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                Amount                            Period
                ------                            ------
(i)        3% of Maximum Credit       From the date hereof to and including
                                      the first anniversary of the date hereof;

(ii)       2% of Maximum Credit       From the day after the first anniversary
                                      of the date hereof to and including the
                                      second anniversary of the date hereof;
                                      and

(iii)      1% of Maximum Credit       From the day after the second
                                      anniversary of the date to and including
                                      third anniversary of the date hereof or if
                                      the term of this Agreement is extended
                                      for an additional year as provided above,
                                      then to and including the forth
                                      anniversary of the date hereof.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. In the event that after the first anniversary of the date hereof Borrowers refinance and repay all the Obligations through loans from First Union National Bank, the early termination fee will be waived. Further, in the event that during the first year following the date hereof the Lender elects to terminate this Agreement solely as a result of a Change in Control of Parent because Lender determines that the Person or Persons acquiring the Parent are not acceptable to Lender and no other Event of Default exists or has occurred and is continuing, the termination fee shall be 2% of the Maximum Credit. The early termination fee provided for in this Section
12.1 shall be deemed included in the Obligations.

                  12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive offices set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

                  12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

                  12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

                  12.5 Joint and Several Liability. All Loans made hereunder are made to or for the benefit of each of the Borrowers. The Borrowers are jointly and severally, directly and primarily, absolutely and unconditionally liable for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under the Financing Agreements and Borrowers agree that such liability is not merely as surety but as a co-debtor and is independent of the duties, obligations, and liabilities of each of the joint and several Borrowers.

                  12.6     Suretyship Waivers and Consents.

                  (a) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons other than such Borrower (including the other Borrowers) and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, (except as provided in and in accordance with the terms of this Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to each
Borrower: (i) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (ii) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Financing Agreements or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Financing Agreements or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any Collateral, security or guarantees, and apply any Collateral or security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any Collateral or security therefor or guaranty thereof in any manner, consent to the transfer of any Collateral or security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower, and any corresponding restructuring of the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

                  (b) Lender may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of any Borrower or any Obligor or to proceed upon or against or exhaust any Collateral or security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Lender to marshal assets in favor of any Borrower or any guarantor of the Obligations or to proceed against any other Borrower, and agrees that Lender may proceed against Borrowers or any Collateral in such order as Lender shall determine in its sole an absolute discretion.

                  (c) Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other person is joined in any such action or actions. Each Borrower agrees that Lender and each Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing enforceability of this Agreement. Each Borrower, as a joint and several Borrower hereunder, expressly waives the benefit of any statute of limitations affecting its joint and several liability hereunder (but not its primary liability) or the enforcement of the Obligations or any rights of Lender created or granted herein.

                  (d) Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any Collateral, other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any Borrower shall have any personal liability with respect thereto.

                  (e) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower with respect to the Obligations; (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshal assets in favor of any Borrower; (v) any failure of Lender to give notice to any Borrower of sale or other disposition of Collateral of another Borrower or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any Borrower securing the Obligations; (vi) any failure of Lender to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any Borrower, for any Obligation, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security of any Borrower for any Obligation; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations of any Borrower or any security or guaranty therefor by operation of law or otherwise;
(viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Borrower; (x) the avoidance of any lien or security interest in assets of any Borrower in favor of Lender for any reason; or (xi) any action taken by Lender that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of Lender to Borrowers under any Financing Agreement remains in effect, each Borrowers' indebtedness, claims and rights of subrogation, contribution, reimbursement, or indemnity against the other Borrowers shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each Borrower expressly waives until such indefeasible payment any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Lender.

                  (f) To the fullest extent permitted by applicable law, each Borrower expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by Lender which destroys, diminishes, or affects such Borrower's subrogation rights against the other Borrowers, or against any Obligor, and/or (except as explicitly provided for herein) any rights to proceed against each other Borrower, or any other party liable to Lender, for reimbursement, contribution, indemnity, or otherwise.

                  (g) Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Borrowers otherwise may have against each other, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                  12.7 Contribution Agreement. As an inducement to Lender to enter into the Financing Agreements and to make the loans and extend credit to the Borrowers, each Borrower agrees to indemnify and hold the other harmless from and each shall have a continuing right of contribution against the other Borrowers, if and to the extent that a Borrower makes or is caused to make disproportionate payments in excess of that Borrower's Proportionate Share (as defined herein) of the Loans or contributions (from dispositions of its assets or otherwise) to the repayment and satisfaction of the Obligations. These indemnification and contribution obligations shall be unconditional and continuing obligations of the Borrowers and shall not be waived, rescinded, modified, limited or terminated in any way whatsoever without the prior written consent of Lender, in its sole discretion. These indemnification and contribution obligations are subordinated to the prior indefeasible payment in full in cash of all Obligations. For purposes hereof, the Proportionate Share of a Borrower shall be expressed as a fraction and shall be equal to the Adjusted Net Worth of a Borrower on the date of this Agreement over the aggregate Adjusted Net Worths of all the Borrowers on such date.

                  12.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                          BORROWER
CONGRESS FINANCIAL CORPORATION                  RAYBESTOS PRODUCTS COMPANY
(NEW ENGLAND)

By: ________________________                    By: _________________________

    Name: __________________                        Name: ___________________

   Title: __________________                       Title: ___________________

Address:

        One Post Office Square                  Chief Executive Office:
        Suite 3600                              1204 Darlington Avenue
        Boston, MA  02109                       Crawfordsville, IN  47933

                                                RAYTECH AUTOMOTIVE COMPONENTS
                                                COMPANY

                                                By: _________________________
                                                    Name: ___________________
                                                   Title: ___________________

                                                Chief Executive Office:
                                                44650 Merrill Road
                                                Sterling Heights,  MI  48314

                                                AUTOMOTIVE COMPOSITES COMPANY

                                                By: _________________________
                                                  Name: _____________________
                                                 Title: _____________________

                                                Chief Executive Office:
                                                44600 Merrill Road
                                                Sterling Heights,  MI  48314

[Exhibits omitted]

Third Amendment to Loan and Security Agreement dated November 12, 2003

                               November 12, 2003

Raybestos Products Company
1204 Darlington Avenue
Crawfordsville, IN 47933

Raytech Automotive Components Company
44600 Merrill Road
Sterling Heights,MI 48314

RE: Third Amendment to Loan and Security Agreement

Gentlemen:

         Reference is made to the Loan and Security Agreement dated September 28, 2000 by and between Raybestos Products Company, Raytech Automotive Components Company, and Automotive Composites Company (collectively the "Borrowers") and Congress Financial Corporation (New England) (the "Lender"), as amended by that certain Amendment to Loan and Security Agreement dated March 31, 2003 and that certain Second Amendment to Loan and Security Agreement dated August 12, 2003 (the "Loan Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement. This agreement is hereby referred to as the "Third Amendment".

         (1) Background. Borrowers have requested that Lender waive certain existing Events of Default, extend the term of the Loan Agreement and readvance under the Term Loan. Lender has agreed to the foregoing subject to certain other changes to the Loan Agreement set forth herein and to the terms and conditions hereof.

         (2) Waivers. Subject to the terms and conditions hereof, Lender waives the Borrowers' noncompliance with the following: (a) Borrowers' noncompliance with Section 9.15 of the Loan Agreement for the twelve-month period ending September 28, 2003 and (b) Borrowers' noncompliance with Section
9.1 in connection with the merger of Automotive Composites Company into Raytech Automotive Component Company in December, 2001. These waivers are limited to and enforceable only to the extent specifically set forth herein and shall not be construed as a bar to or waiver of any right, power and/or remedy which Lender would have on any future occasion, whether similar in kind or otherwise.

         (3) Amendments to the Loan Agreement. Subject to the terms and conditions hereof, the Loan Agreement is hereby amended as follows:

                  (a) Section 1.26 is deleted in its entirety and replaced with the following:

                  "1.26 `Interest Rate' shall mean, (a) as to Revolving Loans that are Prime Rate Loans, a rate of one half of one (.50%) percent per annum in excess of the Prime Rate, (b) as to the portion or portions of the Term Loan that are Prime Rate Loans, a rate of three quarters of one (.75%) percent in excess of the Prime Rate, (c) as to Revolving Loans that are Eurodollar Rate Loans, a rate of two and three quarters (2.75%) percent per annum in excess of the Adjusted Eurodollar Rate as in effect three (3) Business Days after the date of receipt by Lender of the request of Lead Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Lead Borrower, and (d) as to the portion or portions of the Term Loan that are Eurodollar Rate Loans, a rate of three (3.0%) percent per annum in excess of the Adjusted Eurodollar Rate as in effect three
(3) Business Days after the date of receipt by Lender of the request of Lead Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Lead Borrower; provided, that, the Interest Rate shall, at Lender's option, without notice, mean a rate of three (3.0%) percent per annum in excess of the Interest Rates in effect immediately prior to any of the following: (i) for the period
(A) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding any entry of judgment against any Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) or the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or with such excess (es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default. In the event that the audited financial statements of the Borrowers delivered pursuant to Section 9.6(a)(ii) demonstrate that Borrowers had net income (exclusive of extraordinary and non-recurring items), determined in accordance with GAAP, of $1.00 or more for any fiscal year of Borrowers ending after the Third Amendment Effective Date, the foregoing Interest Rates will each be decreased by .25% per annum but in no event shall the aggregate decrease in the Interest Rates be more than .50% per annum; provided, however, that if such audited financial statements demonstrate that Borrowers' net income was less than $1.00 for any such fiscal year, the foregoing Interest Rates shall each be increased by .25% per annum but in no event shall the aggregate increase in the Interest Rates be more than .50% per annum (except as otherwise provided herein); provided, further, that all such Interest Rate adjustments will be made upon the first to occur of ten (10) business days after the receipt of such audited financial statements by Lender or the date when such financial statements are required to be delivered to Lender under this Agreement."

                  (b) Section 1.31 is deleted in its entirety and replaced with the following:

                  "1.31 "Maximum Credit" shall mean the amount of $25,276,122.00."

                  (c) Section 1.42 is deleted in its entirety and replaced with the following:

                  "1.42 "Revolver Ceiling" shall mean the amount of $20,000,000.00."

                  (d) Section 2.1(a)(ii) is deleted in its entirety and replaced with the following:

                  "(ii) the sum of (A) the lesser of (1) sixty (60%) percent of the Value of Eligible Inventory consisting of finished goods or (2) eighty-five (85%) percent of the net orderly liquidation value ("NOLV") of Eligible Inventory consisting of finished goods, with NOLV to be determined by an appraisal satisfying the criteria set forth in Section 7.3(c) hereof, but in no event in excess of $5,000,000, and (B) the lesser of (1) sixty (60%) percent of the Value of Eligible Inventory consisting of raw materials or (2) eighty-five (85%) percent of the NOLV of Eligible Inventory consisting of raw materials, but in no event in excess of $5,000,000."

                  (e)      Section 2.3 is deleted and replaced by the following:

                  "2.3 Term Loan. On the Third Amendment Effective Date, Lender is making a Term Loan to Borrowers in the original principal amount of $5,276,122.00. The Term Loan (a) amends, restates, and replaces the term loan made at the time of the original closing under the Agreement, (b) is evidenced by an Amended and Restated Term Promissory Note (the "Term Promissory Note"), in such original principal amount duly executed and delivered by Borrowers to Lender concurrently with the Third Amendment; (c) is to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements and (d) is secured by all the Collateral."

                  (e) Section 9.14 is deleted in its entirety and replaced with the following:

                  "9.14 Minimum Availability. Borrowers shall, at all times, maintain Excess Availability of not less than $1,500,000.00."

                  (f) Section 9.15 is deleted in its entirety and replaced with the following:

                  "9.15 Fixed Charge Coverage Ratio. Borrowers shall maintain a ratio of (a) EBITDA to (b) the sum of mandatory and voluntary payments on all indebtedness of the Borrowers (including, without limitation, capitalized leases), plus the total interest expense with respect to all outstanding indebtedness of the Borrowers, plus non-financed capital expenditures, for each of the periods set forth below:

              Period                         Fixed Charge Coverage Ratio
              ------                         ---------------------------
Three months ended 3/28/04                           0.60:1.00
Six months ended 6/27/04                             0.70:1.00
Nine months ended 9/26/04                            0.85:1.00
Twelve Months ended 1/2/05                           1.00:1.00
Twelve months ended on each fiscal                   1.00:1.00
quarter thereafter

                  (g) Section 12.1(a) is amended to delete the first sentence thereof and to replace such sentence with the following:

                  "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on September 28, 2006 (the "Renewal Date"), and from year to year thereafter unless sooner terminated pursuant to the terms hereof."

                  (h) Section 12.1(c) is deleted in its entirety and replaced with the following:

                  "(c) If for any reason this Agreement is terminated prior to the end of the term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof and as a result of Lender's deferral of the payment of fees that would otherwise be payable at the inception and during the term of this Agreement, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

             Amount                            Period
             ------                            ------
(i)      3% of Maximum Credit     From the date hereof to and including
                                  September 28, 2004;

(ii)     2% of Maximum Credit     From September 29, 2004 to and including
                                  September 28, 2005; and

(iii)    1% of Maximum Credit     From September 29, 2005 to and including
                                  September 28, 2006 and, if the term of this
                                  Agreement is extended as provided above,
                                  during each such extension.

         Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. In the event that after September 28, 2004, Borrowers refinance and repay all the Obligations through loans from Wachovia Bank, N.A., the early termination fee will be waived."

         (4) Extension/Waiver/Amendment Fee. Upon the execution of this Third Amendment, Borrowers shall pay a $110,000 fee, in cash, to Lender. This fee shall be fully earned and non-refundable as of the execution date hereof.

         (5) Representations and Warranties. Borrowers represent, warrant, and covenant that (a) the representations and warranties of Borrowers in the Financing Agreements, as modified by the updated and revised Schedules to the Information Certificate attached to this Third Amendment, are and remain accurate and complete in all material respects and (b) no Default or Event of Default exists or has occurred and is continuing as of the date hereof (after giving effect to this Third Amendment).

         (6) Inventory Appraisal. Borrowers shall, at Borrowers' expense, obtain an appraisal of the Inventory and deliver such appraisal to Lender within 45 days of the date hereof from an appraiser acceptable to Lender and in form, scope, and methodology acceptable to Lender.

         (7) Conditions Precedent. Lender's obligation to enter into this Third Amendment and perform its obligations hereunder is subject to the condition precedent that the Lender shall have received the following documents and other items, satisfactory to Lender in Lender's sole discretion, duly executed where appropriate by authorized representatives of Borrowers (subject to Lender's right to waive any such conditions precedent in Lender's sole discretion) (the "Third Amendment Effective Date") and, notwithstanding anything herein to the contrary, upon execution of this Third Amendment by Borrowers, Lender immediately shall be entitled to all of the rights, remedies, and benefits of this Third Amendment:

                  (a)      this Third Amendment;

                  (b) The $5,276,122 Amended and Restated Term Promissory Note ("Term Promissory Note");

                  (c) evidence that the execution, delivery and performance of this Third Amendment and the Term Promissory Note by Borrowers have been duly authorized by all necessary corporate action; and

                  (d)      the fee required under Section 4 hereof.

         (8) Post-Signing; Subordination Agreements; Lien Schedule. On or before thirty (30) days after the date of this Third Amendment, (a) Parent and Raytech Composite Inc. shall sign and deliver to Lender Subordination Agreements in form and substance satisfactory to Lender subordinating to the Obligations the payment and enforcement of all now existing and hereafter existing liabilities and indebtedness owing by any Borrower to such entity and (b) Borrowers shall furnish to Lender anpdated and revised Schedule 8.4 to the Information Certificate, in form and substance satisfactory to Lender.

         (9) Enforceability of Obligations; Waiver. Each Borrower agrees that (i) the Financing Agreements are in full force and effect, and enforceable against each Borrower in accordance with their respective terms, and (ii) each Borrower has no offsets, claims or defenses to or in connection with the Obligations, or the terms of the Financing Agreements, all of which offsets, claims or defenses are hereby waived. Each Borrower hereby waives and affirmatively agrees not to challenge or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, cause of actions, setoffs or other rights that it may have relating to the Obligations, the Financing Agreements, or the Collateral therefor, including, but not limited to, any right to contest the Existing Events of Default under the Financing Agreements or any other Defaults or Events of Default, the liens and security interests in favor of Lender, or the conduct of Lender in administering any such Obligations or agreements.

         (10) Miscellaneous. Borrowers confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments and modifications set forth herein. The execution and delivery of this Third Amendment by Lender shall not be construed as a waiver by Lender of any term, covenant, condition or agreement under the Financing Agreements. This Third Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

         If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                  Very truly yours,

                                  CONGRESS FINANCIAL CORPORATION
                                  (NEW ENGLAND)

                                  By: __________________________________
                                     Name: _____________________________
                                     Title: ____________________________

AGREED:

RAYBESTOS PRODUCTS COMPANY

By: __________________________________
    Name:
    Title:

RAYTECH AUTOMOTIVE COMPONENTS COMPANY

By: __________________________________
    Name:
    Title:

                           [Revised Exhibits omitted]